Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS
- Delivered Record Total and Small Shop Leased Occupancy -

NEW YORK, FEBRUARY 13, 2023 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and twelve months ended December 31, 2022. For the three months ended December 31, 2022 and 2021, net income was $0.35 per diluted share and $0.27 per diluted share, respectively, and for the twelve months ended December 31, 2022 and 2021, net income was $1.17 per diluted share and $0.90 per diluted share, respectively.

Key highlights for the three months ended December 31, 2022 include:
•Executed 2.0 million square feet of new and renewal leases, with rent spreads on comparable space of 18.3%, including 0.9 million square feet of new leases, with rent spreads on comparable space of 43.8%
•Sequentially increased total leased occupancy to a record 93.8%, anchor leased occupancy to 95.9%, and small shop leased occupancy to a record 89.2%
◦Small shop leased occupancy of 89.2% reflects an increase of 40 basis points sequentially and 250 basis points compared to December 31, 2021
◦Leased to billed occupancy spread totaled 360 basis points
◦Total signed but not yet commenced lease population represented 2.9 million square feet and $54.7 million of annualized base rent
•Reported an increase in same property NOI of 7.3%
◦The contribution from base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements accelerated 50 basis points this quarter to 490 basis points
•Reported Nareit FFO of $147.0 million, or $0.49 per diluted share
•Stabilized $66.7 million of reinvestment projects at an average incremental NOI yield of 9%, with the in process reinvestment pipeline totaling $342.9 million at an expected average incremental NOI yield of 9%
•Completed $112.8 million of dispositions
•Renewed the Company's $400 million share repurchase program and $400 million ATM stock offering program

Key highlights for the twelve months ended December 31, 2022 include:
•Executed 7.1 million square feet of new and renewal leases, with rent spreads on comparable space of 16.0%, including 3.3 million square feet of new leases, with rent spreads on comparable space of 37.0%
•Reported an increase in same property NOI of 6.6%
•Reported Nareit FFO of $588.9 million, or $1.95 per diluted share
◦Results included approximately $23.9 million of out-of-period collections related to prior years
•Stabilized $179.3 million of reinvestment projects at an average incremental NOI yield of 10%
•Completed $410.6 million of acquisitions and $287.4 million of dispositions
•Amended and restated the Company's unsecured credit facilities on April 28, 2022 , increasing the total amount available by $200 million to $1.75 billion, while extending the maturities and lowering pricing
i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•Received a credit rating upgrade on April 28, 2022 from Fitch Ratings to 'BBB' from 'BBB-', with a stable outlook, and received a positive credit rating outlook on March 3, 2022 from S&P Global Ratings
•Published the Company's annual Corporate Responsibility Report on June 17, 2022 (view the 2021 report at https://www.brixmor.com/why-brixmor/corporate-responsibility)

Subsequent events:
•Provided 2023 Nareit FFO per diluted share expectations of $1.95 - $2.03 and same property NOI growth expectations of 1.5% - 3.5%
•Completed $25.9 million of dispositions

“We are pleased to report another quarter and full year of outstanding performance driven by the team’s execution of our value added plan and portfolio transformation,” commented James Taylor, CEO and President. “Our momentum continues, with a robust leasing pipeline, strong market share with leading retailers, accretive reinvestment projects, and attractive rent basis that collectively position us for growth and value creation in 2023 and beyond.”

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended December 31, 2022 and 2021, net income was $107.2 million, or $0.35 per diluted share, and $81.2 million, or $0.27 per diluted share, respectively.
•For the twelve months ended December 31, 2022 and 2021, net income was $354.2 million, or $1.17 per diluted share, and $270.2 million, or $0.90 per diluted share, respectively.

Nareit FFO
•For the three months ended December 31, 2022 and 2021, Nareit FFO was $147.0 million, or $0.49 per diluted share, and $137.4 million, or $0.46 per diluted share, respectively. Results for the three months ended December 31, 2022 and 2021 include items that impact FFO comparability, including transaction expenses, net, litigation and other non-routine legal expenses, and loss on extinguishment of debt, net, of $0.0 million, or $0.00 per diluted share, and $(0.3) million, or $(0.00) per diluted share, respectively.
•For the twelve months ended December 31, 2022 and 2021, Nareit FFO was $588.9 million, or $1.95 per diluted share, and $522.3 million, or $1.75 per diluted share, respectively. Results for the twelve months ended December 31, 2022 and 2021 include items that impact FFO comparability, including transaction expenses, net, litigation and other non-routine legal expenses, and loss on extinguishment of debt, net, of $(1.8) million, or $(0.01) per diluted share, and $(31.3) million, or $(0.10) per diluted share, respectively.

Same Property NOI Performance
•For the three months ended December 31, 2022, the Company reported an increase in same property NOI of 7.3% versus the comparable 2021 period.
•For the twelve months ended December 31, 2022, the Company reported an increase in same property NOI of 6.6% versus the comparable 2021 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.26 per common share (equivalent to $1.04 per annum) for the first quarter of 2023.
•The dividend is payable on April 17, 2023 to stockholders of record on April 4, 2023, representing an ex-dividend date of April 3, 2023.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended December 31, 2022, the Company stabilized 12 value enhancing reinvestment projects with a total aggregate net cost of approximately $66.7 million at an average incremental NOI yield of 9% and added seven new reinvestment projects to its in process pipeline. Projects added include four anchor space repositioning projects and three outparcel development projects with a total aggregate net estimated cost of approximately $8.0 million at an expected average incremental NOI yield of 11%.
•At December 31, 2022, the value enhancing reinvestment in process pipeline was comprised of 48 projects with an aggregate net estimated cost of approximately $342.9 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 18 anchor space repositioning projects with an aggregate net estimated cost of approximately $56.2 million at an expected incremental NOI yield of 7% - 14%; 11 outparcel development projects with an aggregate net estimated cost of approximately $18.3 million at an expected average incremental NOI yield of 9%; and 19 redevelopment projects with an aggregate net estimated cost of approximately $268.4 million at an expected average incremental NOI yield of 9%.
•An in-depth review of a recent redevelopment project, which highlights the Company's reinvestment capabilities, Cudahy Plaza (Los Angeles-Long Beach-Anaheim, CA CBSA), can be found at this link: https://www.brixmor.com/blog/cudahy-plaza-with-jim-and-tyler.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

Acquisitions
•During the three months ended December 31, 2022, the Company did not complete any acquisitions.
•During the twelve months ended December 31, 2022, the Company acquired seven shopping centers, one land parcel at an existing property, and one outparcel at an existing property, for a combined purchase price of $410.6 million.

Dispositions
•During the three months ended December 31, 2022, the Company generated approximately $112.8 million of gross proceeds on the disposition of five shopping centers, as well as three partial properties, comprised of 0.8 million square feet of gross leasable area.
•During the twelve months ended December 31, 2022, the Company generated approximately $287.4 million of gross proceeds on the disposition of 16 shopping centers, as well as ten partial properties, comprised of 2.8 million square feet of gross leasable area.
•Subsequent to December 31, 2022, the Company disposed of two shopping centers, as well as one partial property, for approximately $25.9 million of gross proceeds.

CAPITAL STRUCTURE
•During the three months ended December 31, 2022, the Company renewed its $400 million share repurchase program and its $400 million ATM equity offering program, which together will continue to provide Brixmor with maximum flexibility to capitalize on a wide range of potential capital markets environments and support the long-term execution of its balanced business plan.
•During the twelve months ended December 31, 2022, the Company raised approximately $53.9 million in gross proceeds, excluding commissions, from the sale of approximately 2.1 million shares of common stock at an average price per share of $25.40 through its prior ATM equity offering program.
•At December 31, 2022, the Company had $1.3 billion in liquidity and no debt maturities until June 2024.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

GUIDANCE
•The Company expects 2023 Nareit FFO per diluted share of $1.95 - $2.03 and same property NOI growth of 1.5% - 3.5%
•Expectations for 2023 same property NOI growth include a:
◦Contribution from base rent of 350 - 450 bps
◦Detraction from revenues deemed uncollectible of (200) bps - (150) bps
▪Revenues deemed uncollectible is expected to total 75 - 110 bps of total expected revenues in 2023
◦Contribution from all other line items of 0 - 50 bps
•Expectations for 2023 Nareit FFO:
◦Do not contemplate any additional tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any additional items that impact FFO comparability, including transaction expenses, net, litigation and other non-routine legal expenses, and loss on extinguishment of debt, net or any one-time items
•The following table provides a bridge from the Company's 2022 Nareit FFO per diluted share to the Company's 2023 estimated Nareit FFO per diluted share:

	Low	High
2022 Nareit FFO per diluted share	$1.95	$1.95
Same property NOI growth	0.04	0.10
Impact of 2022 and 2023 transaction activity	(0.01)	(0.01)
Other [1]	(0.02)	(0.01)
Non-cash GAAP rental adjustments [2]	(0.01)	$0.00
2023E Nareit FFO per diluted share	$1.95	$2.03

1.Includes non-same property NOI, lease termination fees, non-real estate depreciation and amortization, general and administrative expense, dividend and interest, interest expense, loss on extinguishment of debt, net, and other income (expense).
2.Includes straight-line rental income, net, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, and straight-line ground rent expense.

The following table provides a reconciliation of the range of the Company's 2023 estimated net income to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2023E	2023E Per Diluted Share
Net income	$232 - $256	$0.77 - $0.85
Depreciation and amortization related to real estate	356	1.18
Nareit FFO	$588 - $612	$1.95 - $2.03

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at https://www.linkedin.com/company/brixmor.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, February 14, 2023 at 9:30 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on February 28, 2023 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13734571) or via the web through February 14, 2024 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial measures to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of net income to these non-GAAP performance measures is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) lease termination fees, (ii) straight-line rental income, net, (iii) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (iv) straight-line ground rent expense, net, and (v) income or expense associated with the Company’s captive insurance company, (vi) depreciation and amortization, (vii) impairment of real estate assets, (viii) general and administrative expense, and (ix) other income and
v

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

expense (including gain on sale of real estate assets). Considering the nature of its business as a real estate owner and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as lease termination fees, straight-line rental income, net, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, straight-line ground rent expense, net, income or expense associated with the Company’s captive insurance company, depreciation and amortization, impairment of real estate assets, general and administrative expense, and other income and expense (including gain on sale of real estate assets), because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 373 retail centers comprise approximately 66 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
###

CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	12/31/22	12/31/21
Assets
Real estate
Land	$1,820,358	$1,773,448
Buildings and tenant improvements	8,405,969	8,009,320
Construction in progress	129,310	101,422
Lease intangibles	542,714	544,224
	10,898,351	10,428,414
Accumulated depreciation and amortization	(2,996,759)	(2,813,329)
Real estate, net	7,901,592	7,615,085
Cash and cash equivalents	16,492	296,632
Restricted cash	4,767	1,111
Marketable securities	21,669	20,224
Receivables, net	264,146	234,873
Deferred charges and prepaid expenses, net	154,141	143,503
Real estate assets held for sale	10,439	16,131
Other assets	62,684	49,834
Total assets	$8,435,930	$8,377,393

Liabilities
Debt obligations, net	$5,035,501	$5,164,518
Accounts payable, accrued expenses and other liabilities	535,419	494,529
Total liabilities	5,570,920	5,659,047

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
309,042,754 and 306,337,045 shares issued and 299,915,762 and 297,210,053
shares outstanding	2,999	2,972
Additional paid-in capital	3,299,496	3,231,732
Accumulated other comprehensive income (loss)	8,851	(12,674)
Distributions in excess of net income	(446,336)	(503,684)
Total equity	2,865,010	2,718,346
Total liabilities and equity	$8,435,930	$8,377,393

vi

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/22	12/31/21	12/31/22	12/31/21
Revenues
Rental income	$308,459	$292,897	$1,217,362	$1,146,304
Other revenues	110	2,421	712	5,970
Total revenues	308,569	295,318	1,218,074	1,152,274

Operating expenses
Operating costs	38,816	39,128	141,408	132,042
Real estate taxes	42,260	40,838	170,383	165,746
Depreciation and amortization	90,599	80,796	344,731	327,152
Impairment of real estate assets	1,127	—	5,724	1,898
General and administrative	30,429	29,039	117,225	105,454
Total operating expenses	203,231	189,801	779,471	732,292

Other income (expense)
Dividends and interest	116	57	314	299
Interest expense	(48,493)	(47,175)	(192,427)	(194,776)
Gain on sale of real estate assets	50,896	23,603	111,563	73,092
Loss on extinguishment of debt, net	—	—	(221)	(28,345)
Other	(702)	(759)	(3,639)	(65)
Total other income (expense)	1,817	(24,274)	(84,410)	(149,795)

Net income	$107,155	$81,243	$354,193	$270,187

Net income per common share:
Basic	$0.36	$0.27	$1.18	$0.91
Diluted	$0.35	$0.27	$1.17	$0.90
Weighted average shares:
Basic	300,474	297,490	299,938	297,408
Diluted	302,258	299,037	301,742	298,835

vii

FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/22	12/31/21	12/31/22	12/31/21

Net income	$107,155	$81,243	$354,193	$270,187
Depreciation and amortization related to real estate	89,570	79,753	340,561	323,354
Gain on sale of real estate assets	(50,896)	(23,603)	(111,563)	(73,092)
Impairment of real estate assets	1,127	—	5,724	1,898
Nareit FFO	$146,956	$137,393	$588,915	$522,347

Nareit FFO per diluted share	$0.49	$0.46	$1.95	$1.75
Weighted average diluted shares outstanding	302,258	299,037	301,742	298,835

Items that impact FFO comparability
Transaction expenses, net	$9	$(192)	$(1,122)	$(395)
Litigation and other non-routine legal expenses	(2)	(111)	(494)	(2,585)
Loss on extinguishment of debt, net	—	—	(221)	(28,345)
Total items that impact FFO comparability	$7	$(303)	$(1,837)	$(31,325)
Items that impact FFO comparability, net per share	$0.00	$(0.00)	$(0.01)	$(0.10)

Additional Disclosures
Straight-line rental income, net (1)	$5,575	$3,924	$23,458	$14,551
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	2,072	1,895	8,793	8,221
Straight-line ground rent expense, net (2)	7	(14)	(160)	(134)

Dividends declared per share	$0.260	$0.240	$0.980	$0.885
Dividends declared	$77,978	$71,331	$293,755	$262,877
Dividend payout ratio (as % of Nareit FFO)	53.1%	51.9%	49.9%	50.3%

(1) Includes straight-line rental income reversals and re-establishments associated with the conversion of tenants between the cash and accrual bases of accounting of ($1.0 million) and ($0.9 million) during the three months ended December 31, 2022 and 2021, respectively. Includes straight-line rental income reversals and re-establishments associated with the conversion of tenants between the cash and accrual bases of accounting of ($1.2 million) and ($3.0 million) during the twelve months ended December 31, 2022 and 2021, respectively.
(2) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

viii

SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Twelve Months Ended
	12/31/22	12/31/21	Change	12/31/22	12/31/21	Change
Same Property NOI Analysis
Number of properties	351	351	—	343	343	—
Percent billed	90.3%	88.8%	1.5%	90.3%	88.7%	1.6%
Percent leased	93.9%	92.2%	1.7%	93.9%	92.1%	1.8%

Revenues
Base rent	$208,084	$198,232		$799,674	$765,238
Expense reimbursements	68,001	65,011		248,537	236,489
Revenues deemed uncollectible	(1,881)	20		4,514	1,395
Ancillary and other rental income / Other revenues	6,266	5,433		23,441	19,070
Percentage rents	1,837	1,224		8,675	5,499
	282,307	269,920	4.6%	1,084,841	1,027,691	5.6%
Operating expenses
Operating costs	(36,105)	(38,668)		(128,614)	(122,922)
Real estate taxes	(39,772)	(38,801)		(156,175)	(154,356)
	(75,877)	(77,469)	(2.1)%	(284,789)	(277,278)	2.7%
Same property NOI	$206,430	$192,451	7.3%	$800,052	$750,413	6.6%

NOI margin	73.1%	71.3%		73.7%	73.0%
Expense recovery ratio	89.6%	83.9%		87.3%	85.3%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements	$9,379	4.9%		$30,248	4.0%
Base rent - COVID-19 rent deferrals (lease modifications) and rent abatements	473	0.2%		4,188	0.6%
Revenues deemed uncollectible	(1,901)	(1.0)%		3,119	0.4%
Net expense reimbursements	4,582	2.4%		4,537	0.6%
Ancillary and other rental income / Other revenues	833	0.5%		4,371	0.6%
Percentage rents	613	0.3%		3,176	0.4%
		7.3%			6.6%

Reconciliation of Net Income to Same Property NOI
Net income	$107,155	$81,243		$354,193	$270,187
Adjustments:
Non-same property NOI	(12,932)	(15,912)		(70,909)	(72,795)
Lease termination fees	(477)	(1,184)		(3,231)	(8,640)
Straight-line rental income, net	(5,575)	(3,924)		(23,458)	(14,551)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(2,072)	(1,895)		(8,793)	(8,221)
Straight-line ground rent expense, net	(7)	14		160	134
Depreciation and amortization	90,599	80,796		344,731	327,152
Impairment of real estate assets	1,127	—		5,724	1,898
General and administrative	30,429	29,039		117,225	105,454
Total other income (expense)	(1,817)	24,274		84,410	149,795
Same property NOI	$206,430	$192,451		$800,052	$750,413

ix